Exhibit 23(d)


                        February 20, 1996


Securities and Exchange Commission
Washington, D.C. 20549

Re:  Consent

Gentlemen:

     We hereby consent to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement (Form S-3) of Appalachian Power
Company dated on or about February 20, 1996.


                              ROBINSON & MC ELWEE

                              /s/ Lynn A. Smith

                              Lynn A. Smith, Partner